UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

Qlik Technologies Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 N. Radnor Chester Road
Suite E220
Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 3, 2013, Qlik Technologies Inc. (“QlikTech”) announced that Paul Farmer will be leaving as Chief People Officer of QlikTech effective June 15, 2013. Pursuant to the Separation Agreement and General Release between Mr. Farmer and the Company, he will receive the following severance benefits following his departure: (i) cash payments of his monthly base salary for 6 months (the “Continuation Period”); (ii) an amount equal to his annual target bonus, pro-rated based on the number of days worked during the 2013 fiscal year to the extent that his individual and QlikTech’s performance goals are deemed by the Board of Directors of QlikTech (the “Board”) to have been met for the applicable period; and (iii) payment of his monthly COBRA premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when Mr. Farmer is offered substantially equivalent health insurance coverage in connection with new employment or self-employment. A copy of Mr. Farmer’s Separation Agreement and General Release will be filed as an exhibit to QlikTech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, which will be filed with the SEC in the third quarter of 2013. The foregoing description of Mr. Farmer’s Separation Agreement and General Release is qualified in its entirety by reference to the full text of such exhibit.

(c) On June 3, 2013, QlikTech announced that Tim MacCarrick, 47, will join QlikTech as Chief Financial Officer and Treasurer, effective July 1, 2013. Under his offer letter, Mr. MacCarrick will be paid a base salary of $375,000 annually, subject to adjustment pursuant to QlikTech’s employee compensation policies in effect from time to time. Additionally, Mr. MacCarrick will be eligible for an annual target bonus equal to $262,500 which will be prorated in 2013. Mr. MacCarrick will also be eligible to participate in any executive long-term executive program approved by the Board or its Compensation Committee.

Pursuant to Mr. MacCarrick’s offer letter, he will be granted a non-qualified stock option to purchase 250,000 shares of QlikTech’s Common Stock at an exercise price determined by the Board or its Compensation Committee on the date of grant. The option will become exercisable with respect to 25% of the shares after 12 months of continuous service with QlikTech, with the balance becoming exercisable in equal quarterly installments over the next 3 years of continuous service thereafter. Mr. MacCarrick will vest 100% in his shares if, during his service with QlikTech, QlikTech is subject to a change of control and Mr. MacCarrick’s service with QlikTech is terminated without cause within 12 months of a change in control.

If QlikTech terminates Mr. MacCarrick’s employment for any reason other than cause, Mr. MacCarrick will receive the following severance benefits following termination: (a) his base salary for 6 months (the “Continuation Period”), payable in accordance with QlikTech’s standard payroll procedures, (b) his prorated bonus amount (to the extent that applicable individual and company performance goals are deemed by the Board to have been met during the applicable bonus period) based on the number of days that he was employed during the year in which the termination occurs and (c) payment of his monthly COBRA health insurance premiums until the earliest of (i) the close of the Continuation Period, (ii) the expiration of his continuation coverage under COBRA and (iii) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment. All such severance benefits are subject to, among other conditions, Mr. MacCarrick executing a general release of all claims in favor of QlikTech.

Mr. MacCarrick will be replacing William G. Sorenson as the Chief Financial Officer of QlikTech, who previously announced his plans to resign as QlikTech’s Chief Financial Officer effective upon completion of the transition of his duties and responsibilities to his successor as Chief Financial Officer. Mr. Sorenson will continue to be employed by QlikTech during this transition period to assist in the Chief Financial Officer transition.

Prior to joining QlikTech, Mr. MacCarrick served as Chief Operating Officer (COO) at De Lage Landen (DLL) from June, 2010 until June, 2013, where he was responsible for operations, product and service delivery and local in-country sales for DLL Global Vendor Finance. Prior to DLL, from July, 2008 until May, 2010, Mr. MacCarrick was Corporate Vice President and Chief Financial Officer (CFO) for Crane Co. responsible for financial, accounting, internal control, audit, compliance, treasury, tax, investor relations, customer administration, mergers and acquisitions due diligence, and environmental health and safety activities. Prior to Crane, Mr. MacCarrick was employed by Xerox from 1988 until June, 2008, where he most recently served as the Corporate Vice President and Vice President, Finance for Xerox, North America and held a number of financial management positions, including Chief Financial Officer for Xerox Europe. Mr. MacCarrick holds an M.B.A. in Finance and a B.S. in Accounting from Clarkson University.

A copy of Mr. MacCarrick’s offer letter will be filed as an exhibit to QlikTech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, which will be filed with the SEC in the third quarter of 2013. The foregoing description of MacCarrick’s offer letter is qualified in its entirety by reference to the full text of such exhibit. Mr. MacCarrick and QlikTech will also enter into an indemnification agreement requiring QlikTech to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer of QlikTech. The indemnification agreement will be in substantially the form entered into with QlikTech’s other executive officers. This form of indemnification agreement will be filed as an exhibit to QlikTech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, which will be filed with the SEC in the third quarter of 2013.

Item 8.01. Other Events.

On June 3, 2013, QlikTech announced the appointment of Diane Adams to the role of Chief People Officer of QlikTech effective June 10, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Qlik Technologies Inc. dated June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ Deborah C. Lofton
Name:	Deborah C. Lofton
Title:	Vice President, General Counsel & Secretary

Dated: June 3, 2013